UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

SCYNEXIS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard

Durham, North Carolina 27713

(Address of principal executive offices, including zip code)

(919) 544-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in SCYNEXIS, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 30, 2015, SCYNEXIS is currently exploring the divestiture of its contract research and development services business (the “service business”). This Current Report on Form 8-K is being filed to provide the unaudited pro forma financial information relating to the potential divestiture of the service business, which is set forth in Exhibit 99.1 hereto.

Although SCYNEXIS is currently exploring the divestiture of the service business, there is no guarantee that the divestiture of the service business will occur. The divestiture of the service business may not occur for any number of reasons, including for reasons within the control of SCYNEXIS as well as reasons outside the control of SCYNEXIS. Consequently, readers should not assume that the divestiture of the service business will occur at all. Further, the unaudited pro forma financial information provided in Exhibit 99.1 hereto represents management’s best estimate of SCYNEXIS’s financial position or results of operations that would have been obtained had a divestiture been completed as of the date or for the periods presented, but may not necessarily be indicative of or comparable to the financial position or results of operations that may be obtained in the future.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: April 9, 2015

	By:	/s/ Charles F. Osborne, Jr.
Charles F. Osborne, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro forma financial information